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                Consent of Independent Accountants




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Consolidated Edison, Inc. of our report dated March 13, 1997, appearing on page 49 of the Consolidated Edison Company of New York, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.





Price Waterhouse LLP
New York, New York
January 2, 1998